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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE
      COMPREHENSIVE CARE CORPORATION REACHES FINAL SETTLEMENT WITH INTERNAL
                   REVENUE SERVICE ON ITS OFFER IN COMPROMISE

TAMPA, FLORIDA - JANUARY 23, 2003 - Comprehensive Care Corporation (OTCBB:
CHCR), today announced that the Company has received notification from the Internal Revenue Service ("IRS") that the IRS has accepted the Company's Offer in Compromise. This Offer in Compromise relates to an accrued tax liability of approximately $12.1 million. Under the terms of the Offer in Compromise, the Company has the option of paying approximately $2.6 million over two years or paying approximately $2.2 million within 90 days of the letter of acceptance to fully settle this matter. Additionally, the Company has reached an agreement with its former tax advisor requiring the former tax advisor to refund $525,000 of the original $2.5 million of fees previously paid by the Company, which when received will be used to partially fund the settlement. The Company will write off the remaining receivable balance of approximately $2.0 million in its third quarter of Fiscal 2003 and record the gain related to the IRS settlement transaction at such time as the full payment to IRS has been completed.

The acceptance by the IRS of the Offer in Compromise requires the Company to meet certain conditions, which include the timely payment of the settlement amount and, as previously disclosed, the net operating loss carryforwards are no longer available to the Company. Additionally, although no other refunds or credits are known to be available to the Company, the Company is not entitled to any refunds or credits for tax years 2003 and earlier.

"We are very pleased to have this matter resolved and we look forward to renewed growth opportunities that will allow the Company to meet its profit objectives," said Robert J. Landis, Chief Financial Officer.

"This milestone paves the way for serious consideration in larger contract sales. We appreciate the confidence of our stockholders and our clients as well as the hard work and dedication of our employees over the past several years," said Mary Jane Johnson, President and Chief Executive Officer.

Comprehensive Care Corporation, headquartered in Tampa, Florida, administers and operates behavioral health, substance abuse, and employee assistance programs for governmental agencies and managed care companies throughout the United States. The Company serves more than 1,000,000 members nationwide and has a network of approximately 5,600 behavioral health practitioners.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain information included herein and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company's anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include local, regional, and national economic and political conditions, the effect of governmental regulation, the competitive environment in which the Company operates, and other risks detailed from time to time in the Company's SEC reports.

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FOR MORE INFORMATION, PLEASE CONTACT:                 INVESTOR RELATIONS:
Mary Jane Johnson, RN, MBA                            Robert Landis, CPA, MBA
President and Chief Executive Officer                 Chairman, Chief Financial Officer, and Treasurer
Comprehensive Care Corporation                        Comprehensive Care Corporation
200 South Hoover Blvd., Suite 200                     200 South Hoover Blvd., Suite 200
Tampa, FL 33609                                       Tampa, FL 33609
(813) 288-4808                                        (813) 288-4808
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